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                                                                   Exhibit 99.1


PHOENIX (BUSINESS WIRE) - Vital Living Inc. (OTCBB:VTLV) the Physician Nutraceutical Company(SM), today announced the conclusion of its acquisition of privately-held MAF BioNutritionals (MAF) of Boonton, N.J.

MAF is a innovative nutraceutical company marketing to health care practitioners, natural products retailers and consumers nationwide. Vital Living's Board of Directors unanimously approved the deal, whereby Vital Living will acquire all of the outstanding stock of MAF for 2.5 million shares of restricted Vital Living common stock, with no registration rights, together with the assumption of certain MAF debt.

MAF products are comprised of naturally occurring, primarily certified organic, substances that address the needs of an aging and chronically ill population, an emerging new category in disease prevention and health care.

The acquisition is estimated to add approximately $3 million in sales to the company in 2003. The transaction will also allow Vital Living immediate access to over 2,000 existing dispensing practitioners, as well as many retail accounts, health clubs, vitamin stores and life style accounts.

According to Brad Edson, CEO of Vital Living, "MAF brings a solid distribution model and innovative products to complement our expanding physician channel. Together, Vital Living and MAF collectively address one of the most exciting and fastest growing segments in nutrition today."

William Coppel, president of MAF BioNutritionals and incoming president of Vital Living, stated, "The synergy between the two companies is dramatic. Combining the strengths of both organizations will increase efficiencies as well as product offerings, increasing revenues almost immediately."

MAF adds extensive retail distribution not currently available to Vital Living for its product line currently being dispensed at the Arizona Heart Institute and medical facilities and by the Medical Resource, LLC, National Provider Network.

About MAF

MAF BioNutritionals, LLC (MAF), a private company located in Boonton, NJ was formed in 1998 by Dr. Philip Maffetone, who has been a respected pioneer in the field of complementary medicine for over 25 years, bringing the latest advances to health care professionals around the world. The MAF line of products includes a number of all-natural nutraceuticals that contain certified organic ingredients. The products are all formulated to support proactive human cell maintenance and rehabilitation, which is fundamental in the prevention and treatment of disease, without the damaging side effects of traditional pharmaceuticals. MAF's business objective is to capitalize on an emerging health care sector, one that focuses on nutrition as a means to true disease prevention, a widely embraced solution to spiraling healthcare costs and the unfolding healthcare crisis.

About Vital Living

Vital Living develops and markets evidence-based nutraceuticals formulated by physicians for distribution through physicians. The company is developing and testing nutraceuticals in collaboration with leading medical experts based on the best available scientific evidence.

Vital Living's nutraceuticals are designed to be incorporated by physicians into a standard


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physician/patient program, supported by a specially designed compliance regimen.
The company's initial area of focus is cardiovascular health, the leading health concern in America affecting 60 million consumers. Essentum(TM) is currently being endorsed and prescribed at the Arizona Heart Institute as part of a comprehensive cardiovascular health program.

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the company's ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of the arrangements with the company's product development partners, the ability of the company to meet its financial projections, and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.


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